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Exhibit 10.8

2009 AMENDMENT TO EMPLOYMENT AGREEMENT

        This 2009 Amendment to Employment Agreement (this "Amendment"), entered into the fourth day of February, 2009, effective as of January 1, 2009, is by and between Dynamic Materials Corporation, a Delaware corporation (the "Company"), and John G. Banker, a resident of the State of Colorado ("Executive"). This Amendment amends the Employment Agreement dated April 23, 2008 to be effective as of January 1, 2008, between the Company and Executive (the "Agreement").

        In consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     Term.    Section 3 of the Agreement is hereby amended by replacing "2008" with "2009" in both occurrences.

        2.     Salary.    Section 4(a) of the Agreement is hereby amended by replacing "$275,000" with "$284,625."

        3.     Non-discretionary Annual Bonus.    Section 4(b) of the Agreement is hereby amended to read in its entirety as follows:

          (b)   Bonus.    Executive shall be eligible to receive a non-discretionary annual bonus equal to an amount equal to 1.0% of the Company's 2009 net income up to an amount equal to 125% of such Executive's Salary and thereafter 0.5% of the company's 2009 net income. Executive shall also be eligible to receive a discretionary annual bonus in an amount up to 20% of Executive's Salary. The discretionary bonus will be determined based on performance goals and rules established by the compensation committee. The bonus and discretionary bonus, if any, will be payable before march 15, 2010. Executive is not guaranteed any bonus payment.

        4.     Miscellaneous.    All other provisions of the Agreement shall remain effective.

        In witness whereof, the parties have executed this Amendment as of the date set forth above.

DYNAMIC MATERIALS CORPORATION
	By:	/s/ YVON CARIOU Yvon Cariou President and Chief Executive Officer
Dated: February 4, 2009	EXECUTIVE
/s/ JOHN G. BANKER John G. Banker

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  Exhibit 10.8
2009 AMENDMENT TO EMPLOYMENT AGREEMENT